EXHIBIT 10.1

December 15, 2025

This Amendment No. 1 (this “Amendment”) to the Share Purchase Agreement dated as of December 3, 2025 (the “Agreement”), by and among VisionWave Holdings, Inc., a Delaware corporation (“Buyer”), BladeRanger Ltd., an Israeli company (“Seller”), and Solar Drone Ltd., an Israeli corporation (the “Company”), is entered into as of the date first written above by the parties hereto.

WHEREAS, the parties hereto desire to amend the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendment to Purchase Price at Closing. Section 2.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“2.2 Purchase Price. In consideration for the Company Shares, Buyer shall issue and deliver to Seller (or its designee(s)): (a) 1,500,000 shares of Buyer’s common stock, $0.01 par value per share (the “Buyer Shares”); and (b) 300,000 Pre-Funded Warrants (the “Initial PFWs”), each in the form attached hereto as Exhibit A, exercisable for one share of Buyer’s common stock on the terms set forth therein.”

2.	Amendment to Pre-Funded Warrants. The definition of “Pre-Funded Warrants” set forth in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Pre-Funded Warrants” means the Initial PFWs, together with any Additional PFWs (if any), in each case, Pre-Funded Common Stock Purchase Warrants in the form attached hereto as Exhibit A to purchase shares of Common Stock.”

3.	Addition of Additional PFWs. The following new defined term is hereby added to Section 1.1 of the Agreement in the appropriate alphabetical order:

“Additional PFWs” means, if the average daily VWAP of the Common Stock for the 5 Trading Day period immediately preceding the date of effectiveness of the Registration Statement is less than $12.00 per share (as calculated pursuant to the definition of VWAP in the Agreement), a number of additional Pre-Funded Warrants equal to the difference between (x) $21,600,000 divided by the abovementioned average daily VWAP and (y) 1,800,000, in each case, to be issued to Seller (or its designee(s)) within 2 Business Days following the date of effectiveness of the Registration Statement.”

4.	Amendment to Buyer’s Closing Deliveries. Section 2.6(e) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(e) the Initial PFWs, duly executed by Buyer;”

5.	Retention of Price Protection. For the avoidance of doubt, notwithstanding the foregoing amendments, the provisions of the Agreement providing for the potential issuance of Additional PFWs in the event the VWAP during the specified measurement period is less than $12.00 per share (the “Price Protection Provision”) remain in full force and effect and are unmodified by this Amendment (except as expressly set forth herein). Any Additional PFWs, if issuable, shall be issued on the terms and subject to the conditions set forth in the Agreement (as amended hereby) and the form of Pre-Funded Warrant attached as Exhibit A thereto.

6.	No Other Changes. Except as expressly amended hereby, all terms and provisions of the Agreement shall remain in full force and effect without modification. This Amendment shall form an integral part of the Agreement and shall be deemed incorporated therein for all purposes.

7.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws as set forth in the Agreement.

8.	Counterparts. This Amendment may be executed in one or more counterparts (including by means of electronic signature, .pdf, .jpg or other electronic image file, or any electronic signature complying with the U.S. federal ESIGN Act of 2000, such as www.docusign.com), each of which shall be deemed an original and all of which together shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each party and delivered to the other parties. For avoidance of doubt, delivery of an executed counterpart of a signature page of this Amendment by facsimile, .pdf, .jpg or other electronic image file, or any electronic signature complying with the U.S. federal ESIGN Act of 2000, shall be effective as delivery of a manually executed counterpart of this Amendment.

9.	Entire Agreement. This Amendment, together with the Agreement and the other Transaction Documents, constitute the entire agreement among the parties hereto and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

VISIONWAVE HOLDINGS, INC.

By: /s/ Douglas Davis

Name: Douglas Davis

Title: Executive Chairman

Address: 300 Delaware Ave., Suite 210 #301, Wilmington, DE 19801

BLADERANGER LTD.

By: /s/ Shmuel Yannay

Name: Shmuel Yannay

Title: CEO and Director

Address: 1 Hayasmin Street, Ramat Efal, Ramat Gan, Israel

By: /s/ Hagay Climor

Name: Hagay Climor

Title: Executive Chairman

Address: 1 Hayasmin Street, Ramat Efal, Ramat Gan, Israel

SOLAR DRONE LTD.

By: /s/ Shmuel Yannay

Name: Shmuel Yannay

Title: Director

Address: 1 Hayasmin Street, Ramat Efal, Ramat Gan, Israel

By: /s/ Hagay Climor

Name: Hagay Climor

Title: Director

Address: 1 Hayasmin Street, Ramat Efal, Ramat Gan, Israel

3